Sub-Advisory Agreement dated February
28, 2017 between the Natixis Funds Trust
IV on behalf of Natixis Sustainable Future
2015 Fund, Natixis Sustainable Future 2020
Fund, Natixis Sustainable Future 2025 Fund,
Natixis Sustainable Future 2030 Fund,
Natixis Sustainable Future 2035 Fund,
Natixis Sustainable Future 2040 Fund,
Natixis Sustainable Future 2045 Fund,
Natixis Sustainable Future 2050 Fund,
Natixis Sustainable Future 2055 Fund and
Natixis Sustainable Future 2060 Fund,
NGAM Advisors, L.P. and Wilshire
Associates Incorporated is incorporated by reference to Exhibit (d)(4) to PEA No. 29 to the Registration Statement filed February
27, 2017.
Exhibit 77Q(1)(e)(iii)


Exhibit 77Q(1)(e)(iii)